SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                         ----------------------
                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                          WOLF INDUSTRIES, INC.
                          ---------------------
         (Exact name of Registrant as specified in its charter)

NEVADA                                  98--171619
------                                  ----------
(State of Incorporation)                (I.R.S. Employer ID No.)

                     Suite 404, 110 Cambie Street,
              Vancouver, British Columbia, Canada V6B 2M8
              -------------------------------------------
                     (Address of Principal Offices)

            Wolf Industries, Inc. Amended 1998 Directors and
                       Officers Stock Option Plan;

   Wolf Industries, Inc., Amended 1998 Key Personnel Compensation Plan
   -------------------------------------------------------------------
                        (Full Title of the Plans)

                             Patrick McGowan
                          WOLF INDUSTRIES, INC.
                      Suite 404, 110 Cambie Street
               Vancouver, British Columbia, Canada V6B 2M8
               -------------------------------------------
                 (Name and address of Agent for Service)

                              (604)688-6306
                              -------------
      (Telephone number, including area code of Agent for Service)

                     CALCULATION OF REGISTRATION FEE
Title of         Amount of     Max. Off.     Maximum     Amount of
Securities       Securities    Price         Aggregate   Registration
Registered       Registered    Per Share     Offering    Price Fee
----------       ----------    ---------     ---------   ------------
Common Stock(1)  2,000,000     $0.27(2)      $540,000     $150.12

(1) Issueable pursuant to options granted or shares granted pursuant to the plans.
(2) Estimated Price in accordance with Rule 457(h)and based upon the last reported sale on the NASD OTC Electronic Bulletin Board on December 7, 1998.

                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information related to the Wolf Industries, Inc. Amended 1998 Directors and Officers Stock Option Plan and the Wolf Industries, Inc., Amended 1998 Key Personnel Compensation Plan which are filed as exhibits to this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information.

     As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                 Part II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1997.

     (c) The Registrant's Quarterly Report on Form 10-QSB for the six month period ended June 30, 1997.

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     (d)  The Registrant's Quarterly Report on Form 10-QSB for the six
          month period ended September 30, 1997.

     (e) Description of the Common Stock as incorporated in the Registration Statement on Form 10SB dated June 19, 1997.

     (f)  Current Report on Form 8-K dated September 3, 1998.

     (g) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) are incorporated by reference herein and in in the Section 10 Prospectus to be a part thereof from the date of filing of such documents.

Item 4.   Not Applicable.

Item 5.   Interests of Named Experts and Counsel: Not applicable.

Item 6.   Indemnification of Officers and Directors.

     The Company's Certificate of Incorporation provides the Company's Officers and Directors the full extent of the protection offered by the Private Corporation Law of the State of Nevada.

     The Private Corporation Law of the State of Nevada provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action by reason that the person is or was a director, officer, employee or agent of the corporation against expenses, including attorney's fees, judgements, fines and amount to be paid in settlement actually and reasonably incurred by the indemnified party if the indemnified party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action, if the indemnified party had no reasonable cause to believe his conduct was unlawful.

Item 7.  Exemption from Registration Claimed: Not Applicable

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

Item 8.  Exhibits.

     5.1 Opinion of Dennis Brovarone, regarding legality of shares being issued.


     23.1 Consent of Dennis Brovarone,(See Opinion).

     23.2 Consent of Dick Cook Schulli, Chartered Accountants

     99.4 The Wolf Industries, Inc. Amended 1998 Directors and Officers Stock Option Plan

     99.5 The Wolf Industries, Inc., Amended 1998 Key Personnel
          Compensation Plan

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes.

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

     (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

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

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on this 7th Day of December, 1998

     WOLF INDUSTRIES, INC.


By:  PATRICK MCGOWAN
     ---------------------------------
     Patrick McGowan, President
     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE                TITLE                      DATE
---------                -----                      ----


PATRICK MCGOWAN          Chairman of the Board    December 7, 1998
------------------
Patrick McGowan


ALLEN SCHWABE            Director,                December 7, 1998
------------------       Secretary, Treasurer
Allen Schwabe


DAVID GANE               Director                 December 7, 1998
------------------
David Gane









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